Exhibit 99.1

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

Contact:

Robert Stefanovich

Executive Vice President, Chief Financial Officer

Artemis International Solutions Corporation

949-660-6555

robert.stefanovich@us.aisc.com

ARTEMIS REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

NEWPORT BEACH, Calif., November 9, 2005 — Artemis International Solutions Corporation (OTCBB: AMSI), a leading provider of Investment Planning and ControlTM solutions, today reported its financial results for the third quarter ended September 30, 2005.

Artemis reported $10.1 million in total revenue for the third quarter ended September 30, 2005, with software license revenue of $1.7 million, compared to $11.0 million in total revenue and $2.4 million in software license revenue for the third quarter of 2004. Support revenue remained steady at $4.3 million and services revenue decreased by $0.2 million to $4.1 million for the third quarter of 2005.

The Company reported a non-GAAP loss of $(1.1) million, or $(0.10) per common share, for the third quarter of 2005, compared to a non-GAAP loss of $(1.3) million, or $(0.13) per common share, in the third quarter of 2004. Non-GAAP loss for the third quarter of 2005 excludes $0.2 million in amortization expenses, while non-GAAP loss for the third quarter of 2004 excludes $1.0 million in amortization expenses and $0.6 million in restructuring charges.

On a US GAAP basis, the Company’s net loss for the third quarter of 2005 was $(1.3) million, or $(0.12) per common share. This compares to a net loss of $(2.9) million, or $(0.30) per common share, for the third quarter of 2004.

“Although our pipeline for Q4 remains solid and sales of our Artemis 7-based solutions grew by 65% year-to-date compared to the same period in 2004, our Q3 performance was clearly below plan,” said Patrick Ternier, President and CEO of Artemis. “Still, given our geographical revenue mix, with more than 60% of our revenues coming from Europe, Q3 is usually our weakest quarter. And, our Q3 performance this year was impacted, in part, both by a number of deals slipping into the fourth quarter and a longer-than expected ramp-up of our US operations. In addition, during Q3, we initiated cost savings measures extending beyond those implemented earlier in the year, which are expected to positively impact our cost structure in 2006,” Ternier explained.

For the nine months ended September 30, 2005, Artemis reported $34.4 million in revenue, a non-GAAP loss of $(2.0) million, and a US GAAP net loss of $(3.5) million or $(0.33) per common share. This compares to $38.0 million in revenue, a non-GAAP loss of $(3.5) million, and a US GAAP net loss of $(8.7) million or $(0.87) per common share for the same period in 2004. Non-GAAP loss for the nine months ended September 30, 2005 excludes amortization expense of $1.5 million.  Non-GAAP loss for the nine months ended September 30, 2004 excludes amortization expense of $3.1 million and restructuring charges of $2.0 million.

The Company’s strategic product platform, Artemis 7, grew by 63% and represented 65% of total software license revenue for the nine months ended September 30, 2005, compared to 35% for the same period in 2004.

Artemis has scheduled a conference call to discuss the Q3 2005 results today, Wednesday, November 9, 2005 at 4:30 PM (EST). Dial (877) 246-9127 or (206) 902-3257. For those unable to participate, there will be a telephonic replay available from November 9, 2005 at 5:30 PM (EST), through December 9, 2005 11:59 PM (EST). Dial: (800) 207-7077 or (913) 383-5767. Enter PIN: 4140.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

Consolidated Financial Highlights

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
		Percent		Percent		Percent		Percent
		of Total		of Total		of Total		of Total
	2005	Revenues	2004	Revenues	2005	Revenues	2004	Revenues
	(in thousands, except per share data)				(in thousands, except per share data)
Statement of Operations Data:

Revenue:
Software	$1,698	16.9%	$2,388	21.7%	$7,819	22.7%	$8,513	22.4%
Support	4,297	42.7%	4,299	39.0%	13,104	38.1%	12,816	33.7%
Services	4,080	40.6%	4,322	39.3%	13,493	39.2%	16,727	44.0%
	10,075	100.0%	11,009	100.0%	34,416	100.0%	38,056	100.0%

Cost of revenue:
Software	144	1.4%	53	0.5%	305	0.9%	146	0.4%
Support	1,166	11.6%	1,481	13.4%	3,714	10.8%	4,342	11.4%
Services	3,391	33.7%	3,814	34.6%	11,143	32.4%	13,362	35.1%
	4,701	46.7%	5,348	48.6%	15,162	44.1%	17,850	46.9%

Gross margin	5,374	53.3%	5,661	51.4%	19,254	55.9%	20,206	53.1%

Operating expenses:
Selling and marketing	3,377	33.6%	2,969	27.0%	11,197	32.6%	10,567	27.8%
Research and development	1,872	18.5%	1,689	15.3%	5,776	16.8%	5,797	15.2%
General and administrative	1,531	15.2%	1,798	16.3%	5,252	15.3%	6,475	17.0%
Amortization expense	212	2.1%	1,030	9.4%	1,489	4.3%	3,088	8.1%
Restructuring charge	—	0.0%	654	5.8%	—	0.0%	2,049	5.4%
	6,992	69.4%	8,140	73.9%	23,714	68.9%	27,976	73.5%

Operating loss	(1,618)	-16.1%	(2,479)	-22.5%	(4,460)	-13.0%	(7,770)	-20.4%

Net interest expense	211	2.1%	236	2.1%	525	1.5%	444	1.2%
Other non-operating expense (income), net	(188)	-2.0%	60	0.5%	(1,164)	-3.5%	(219)	-0.6%
Foreign exchange (gain) loss	(463)	-4.6%	261	2.4%	(857)	-2.5%	352	0.9%
	(440)	-4.4%	557	5.1%	(1,496)	-4.3%	577	1.5%

Loss before income taxes	(1,178)	-11.7%	(3,036)	-27.6%	(2,964)	-8.6%	(8,347)	-21.9%

Income tax expense (benefit)	169	1.7%	(63)	-0.6%	523	1.5%	318	0.8%

Net Ioss	$(1,347)	-13.4%	$(2,973)	-27.0%	$(3,487)	-10.1%	$(8,665)	-22.8%

Basic and diluted loss per common share	$(0.12)		$(0.30)		$(0.33)		$(0.87)

Weighted average common shares used in computing basic and diluted loss per common share	10,826		9,965		10,666		9,965

Reconciliation of net loss to non-GAAP income (loss):
Net loss	$(1,347)		$(2,973)		$(3,487)		$(8,665)
Amortization	212		1,030		1,489		3,088
Restructuring charges	—		654		—		2,049
Non-GAAP income (loss) (1)	$(1,135)		$(1,289)		$(1,998)		$(3,528)

Basic non-GAAP income (loss) per common share	$(0.10)		$(0.13)		$(0.19)		$(0.35)

Weighted average common shares used in computing basic non-GAAP income (loss) per common share	10,826		9,965		10,666		9,965

1) Non-GAAP income (loss) represents net earnings (loss) before amortization, impairment and restructuring charges.  Non-GAAP income (loss) is not indicative of cash provided by or used in operating activities and may differ from comparable information provided by other companies. Non-GAAP income (loss) should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with accounting principles generally accepted in the United States.  Non-GAAP income (loss) is used elsewhare in the industry and is presented because Artemis believes it provides relevant and useful information to investors.   Artemis utilizes non-GAAP income (loss) to provide additional information with respect to its ability to meet future capital expenditures and working capital requirements, to incur indebtedness if necessary, and to fund continued growth. Although restructuring charges represent a cash requirement for the Company, management believes that “non-GAAP income (loss)”, which excludes restructuring charges, is more meaningfull to investors than EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a financial metric reported by the Company in previous earnings releases. Investors could use such a measure to analyze and compare companies on the basis of current period operating performance.

About Artemis International Solutions Corporation

Artemis International Solutions Corporation (OTCBB:AMSI) is one of the world’s leading providers of investment planning and control solutions that help organizations execute strategy through effective portfolio and project management. Artemis has refined 30 years’ experience into a suite of solutions and packaged consulting services that address the specific needs of both industry and the public sector including new product development, IT management, program management, and strategic asset optimization. With a global network covering 44 countries, Artemis is helping thousands of organizations to improve their business performance through better alignment of strategy, investment planning and project execution. For more information, visit www.aisc.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

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